Exhibit 32.1

CERTIFICATIONS REQUIRED BY

RULE 13a-14(b)/15d-14(b) AND 18 U.S.C. SECTION 1350

In connection with the quarterly report of Universal Display Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven V. Abramson, President and Chief Executive Officer of the Company, hereby certify, based on my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 2, 2023	By:	/s/ Steven V. Abramson
Steven V. Abramson
President and Chief Executive Officer